Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600
www.dlapiper.com

T 410.580.3000
F 410.580.3001

October 19, 2012

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Re:	W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), in connection with the issuance, offer and sale by the Company of up to 9,375,000 shares of Common Stock, par value $0.001 per share, of the Company (the “Securities”), all of which Securities are to be sold by the Company pursuant to a prospectus supplement dated October 19, 2012 (together with the Prospectus (as herein defined), the “Final Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying prospectus dated October 19, 2012 (the “Prospectus”) that form a part of the automatic shelf registration statement on Form S-3 (File No. 333-174852) prepared and filed by the Company’s predecessor, W. P. Carey & Co. LLC, with the Commission on June 10, 2011, as amended by Post-Effective Amendment No. 1 prepared and filed by the Company with the Commission on October 19, 2012 (as so amended, and excluding the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act. The Securities are being issued and sold pursuant to a Common Stock Purchase Agreement, dated October 19, 2012 (the “Purchase Agreement”), by and between the Company and Paulson & Co. Inc. (on behalf of the several investment funds managed by it), a Delaware corporation. This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated October 19, 2012, previously filed as Exhibit 5.1 to the Registration Statement.

In our capacity as the Company’s counsel, we have reviewed the following documents (collectively, the “Documents”):

(a) The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 21, 2012 and the Articles of Merger filed of record with the SDAT on September 27, 2012 and effective as of September 28, 2012 (each in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”)

(b) The Amended and Restated Bylaws of the Company, dated as of June 21, 2012 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

W. P. Carey Inc.

October 19, 2012

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(c) The Registration Statement, including the Prospectus contained therein;

(d) The Final Prospectus;

(e) An executed copy of the Purchase Agreement (as attached to the Officer’s Certificate);

(f) A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(g) Resolutions adopted by the Company’s Board of Directors on April 28, 2011, September 28, 2012 and October 12, 2012 relating to, among other things, the preparation and filing of Registration Statement and the Final Prospectus, the authorization, execution and delivery of the Purchase Agreement and the issuance, offer and sale of the Securities (in each case, as attached to the Officer’s Certificate);

(h) A short form good standing certificate with respect to the Company issued by the Maryland State Department of Assessments and Taxation, dated as of October 19, 2012; and

(i) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies

W. P. Carey Inc.

October 19, 2012

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conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Purchase Agreement and in the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of public officials and our review of the Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Securities have been duly authorized and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.

(c) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d) We have assumed that the Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

(e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

W. P. Carey Inc.

October 19, 2012

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We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Validity of Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)